Exhibit 7.05

FIRST AMENDMENT TO AMENDED AND RESTATED

EXCHANGE AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED EXCHANGE AGREEMENT (this “Amendment”) is made and entered into as of December 14, 2005, by and among INSIGHT COMMUNICATIONS COMPANY, INC., a Delaware corporation (the “Company”), INSIGHT ACQUISITION CORP., a Delaware corporation (“Parent”), SIDNEY R. KNAFEL (“Knafel”), MICHAEL S. WILLNER (“Willner”) and CARLYLE PARTNERS III TELECOMMUNICATIONS, L.P., CARLYLE PARTNERS IV TELECOMMUNICATIONS, L.P., CP III COINVESTMENT, L.P. and CP IV COINVESTMENT, L.P., each a Delaware limited partnership (each, individually, and collectively, “Carlyle”) (the Company, Parent, Knafel, Willner and Carlyle are each sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”).  Capitalized terms used but not defined in this Amendment shall have the meanings set forth for them in the Amended and Restated Exchange Agreement, dated as of November 10, 2005 (the “Exchange Agreement”), by and among the Parties and the other parties thereto.

WHEREAS, pursuant to an Exchange Agreement Joinder, dated as of the date hereof (the “Joinder”), Adeline Kempner (“Kempner”) has agreed to become a party to, and to be subject to the rights and obligations under, the Exchange Agreement as a Holdco Continuing Investor thereunder and has agreed to contribute to Holdco 14,421 shares of Class A Common Stock in exchange for a corresponding number of Series C Non-Voting Units, pursuant to Section 1.4 of the Exchange Agreement; and

WHEREAS, the Parties desire to amend the Exchange Agreement to reflect the addition of Adeline Kempner as a party to the Exchange Agreement as a Holdco Continuing Investor pursuant to the Joinder and to make certain other changes to the Exchange Agreement;

                NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and in the Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             Joinder of Adeline Kempner.  The Exchange Agreement is hereby amended to add Kempner as a party thereto, to be subject to the rights and obligations of a Holdco Continuing Investor under the Exchange Agreement, with the same force and effect as if originally named therein as a Holdco Continuing Investor.

2.             Amendment to Exhibit A.  Exhibit A of the Exchange Agreement is hereby amended in its entirety to read as set forth on Exhibit A attached hereto.

3.             Uncertificated Shares and Units.  Notwithstanding any provision of the Exchange Agreement to the contrary, at the Exchange Closing, (a) the Company shall not be required to deliver stock certificates representing shares of Company Preferred Stock or Class A Common Stock under Section 2.2(a) and (c)—(f) of the Exchange Agreement; (b) Parent shall not be required to deliver stock certificates representing shares of  Class C Preferred Stock or Class D Preferred Stock under Section 2.2(b), (e) and (f) of the Exchange Agreement; and (c) Holdco shall not be required to deliver certificates representing Holdco Series C Units under Section 2.2(d) of the Exchange Agreement; provided, however, that in lieu of delivering such stock certificates, each of the Company, Parent and Holdco shall make appropriate book-entry notations in its books and records to reflect the issuances and/or transfers of its shares of stock or units, as applicable, described in the foregoing sections of the Exchange Agreement.

4.             Effective Date; Effectiveness of Other Terms.  This Amendment is effective as of the date first set forth above.  Except as expressly amended by this Amendment, the Exchange Agreement remains in full force and effect without modification.

5.             Miscellaneous.  Sections 5.5, 5.7-5.8, 5.12 and 5.14-5.15 of the Exchange Agreement are incorporated herein by reference and shall apply to this Amendment, mutatis mutandis.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

INSIGHT COMMUNICATIONS COMPANY, INC.

By:	/s/ Michael S. Willner
Name: Michael S. Willner
Title: President & Chief Executive Officer

INSIGHT ACQUISITION CORP.

By:	/s/ William E. Kennard
Name:	William E. Kennard
Title:	President

/s/ Sidney R. Knafel
SIDNEY R. KNAFEL

/s/ Michael S. Willner
MICHAEL S. WILLNER

CARLYLE PARTNERS III TELECOMMUNICATIONS, L.P.
By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member

By:	/s/ William E. Kennard
	Name:	William E. Kennard
	Title:	Managing Director

CP III COINVESTMENT, L.P.
By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member

By:	/s/ William E. Kennard
	Name:	William E. Kennard
	Title:	Managing Director

CARLYLE PARTNERS IV TELECOMMUNICATIONS, L.P.
By:	TC Group IV, L.P., its General Partner
By:	TC Group IV, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member

By:	/s/ William E. Kennard
	Name:	William E. Kennard
	Title:	Managing Director

CP IV COINVESTMENT, L.P.
By:	TC Group IV, L.P., its General Partner
By:	TC Group IV, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member

By:	/s/ William E. Kennard
	Name:	William E. Kennard
	Title:	Managing Director

EXHIBIT A

CONTINUING INVESTORS

Name of Continuing Investors	Number of Shares of Class B Common Stock Owned	Number of Shares of Class A Common Stock Owned*	Number of Shares of Class A Common Stock to be Exchanged Per Sections 1.4 or 1.5	Number of Shares of Company Preferred Stock to be Received Per Section 1.1

Management Shareholders

Sidney R. Knafel				398,591

Knafel Family Foundation		50,000	50,000

ICI Communications, Inc.	3,427,177	3,427,177	3,427,177

E/O Susan Knafel, Sidney R. Knafel, Executor	425,955	425,955	425,955

Andrew G. Knafel, Joshua Rubenstein and William L. Scherlis, Trustees, under Trust F/B/O Andrew G. Knafel 9/13/78	1,044,188	1,044,188	1,044,188	117,821

Andrew G. Knafel et al, Trustees, under Trust F/B/O Douglas R. Knafel 9/13/78	1,044,188	1,044,188	1,044,188	117,821

Andrew G. Knafel et al, Trustees, under Trust F/B/O Andrew G. & Douglas R. Knafel 7/16/76	535,825	535,825	535,825	60,460

Andrew G. Knafel et al, Trustees, under Trust F/B/O Douglas R. Knafel 11/6/83	386,413	386,413	386,413	43,600

Michael S. Willner	1,100,068	1,100,068	731,552	110,652

Robert L. Winikoff, Trustee, Danielle A. Willner Trust U/A DTD 11/2/98	3,224	3,224	3,224

Robert L. Winikoff, Trustee, Matthew S. Willner Trust U/A DTD 11/2/98	3,224	3,224	3,224

James S. Marcus	132,779	132,779	132,779

Thomas L. Kempner		60,668	60,668

Loeb Holding Corporation		160	0

E/O Nan Kempner, Thomas L. Kempner, Executor		31,051	31,051

Thomas L. Kempner & William A. Perlmuth, Trustees, U/I/D 5/19/64 Thomas Kempner Children		21,051	21,051

Alan H. Kempner, Jr., Thomas L. Kempner, & Jerome A. Manning, Trustees, U/I 11/7/69 F/B/O Alan H. Kempner III		12,700	12,700

Carl L. Kempner & Thomas L. Kempner, Trustees, U/A DTD 9/4/85 Alan H. Kempner Jr. Grantor Tr.		72,103	72,103

Thomas L. Kempner & Jerome A. Manning, Trustees, F/B/O Kempner Grandchildren’s Trust DTD 5/19/64		36,051	36,051

Thomas L. Kempner & William A. Perlmuth, Trustees, U/W Carl M. Loeb 1/3/55 Trust F/B/O Thomas L. Kempner		264,377	264,377

Andrew G. Knafel	386,413	386,413	386,413

John Abbot		9,000	6,000

Elliot Brecher		1,000	1,000

Pamela Euler Halling		200,280	72,954

Mary E. Rhodes		42,948	17,920

Elizabeth M. Grier		93,246	33,453

Charles E. Dietz		117,187	77,000

Daniel Mannino		110,928	41,200

Heather Wright		29,525	10,620

Mara R. Bannard		10,170	10,170

Gregory B. Graff		2,987	1,698

John W. Hutton		2,000	2,000

Walter Kelley		528	528

Dan McComas		1,500	1,500

James D. Morgan		1,075	1,075

Subtotal – Management Shareholders	8,489,454	9,659,989	8,946,057	848,945

Holdco Continuing Investors

Helen-Mae Askin		20,178	20,178

Nancy Askin		24,081	24,081

Seymour R. Askin, Jr.		206,625	206,625

Gerold Bezzenberger		50,000	40,000

Victoria Hamilton		22,100	22,100

K. David Issacs		1,500	1,500

Kaufman Family Interests, L.P.		171,140	171,140

Jeffrey A. Kaufman		34,775	34,775

Jonathan A. Kaufman		28,521	28,521

Mercedes Kaufman, Trustee, The Betty K. Weisberger Trust		66,046	66,046

John S. Scherlis		5,000	1,000

Leonard & Barbara Scherlis		16,974	16,974

Thomas G. Scherlis		1,836	1,836

Sophia G. Scherlis		1,836	1,836

Lillian C. Scherlis		1,836	1,836

William L. Scherlis		2,404	2,404

Bruce Levy		13,278	13,278

Marc Nathanson		20,000	20,000

Arthur Shulman		16,800	16,800

Ann Bernhard		1,000	1,000

Adeline Kempner		14,421	14,421

Alan H. Kempner, III		264,377	264,377

Judith M. Bishop, Trustee, Carl Loeb Kempner, Jr. Trust U/A 5/19/1964		12,252	6,000

Doris Kempner		30,306	15,153

Mary L. Umlauf, Trustee, Kathryn Kempner Poteat Trust U/A 5/19/1964		11,526	10,000

Michael Kempner		15,068	7,500

Michael Ward, Trustee, Michael Coleman Kempner Trust U/A 5/19/1964		10,026	5,000

Subtotal - Holdco Continuing Investors	0	1,063,906	1,014,381	0

Total	8,489,454	10,723,895	9,960,438	848,945

*Includes shares of Class A Common Stock received upon conversion of the shares of Class B Common Stock pursuant to Section 1.3 and all of the Loan Program Exchange Shares issued in May 2005, but does not include Company Deferred Shares, Company Options or shares held in such Management Shareholder’s 401(k) account.